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                                                Exhibit to the Annual Report
                                                (Form 11-K) of the
                                                Huntington Supplemental
                                                Stock Purchase and Tax
                                                Savings Plan and Trust
                                                for the year ended
                                                December 31, 2001





                         Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-44208) pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust and in the related Prospectus of our report dated March 28, 2002, with respect to the financial statements of the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                   /s/  Ernst & Young LLP





Columbus, Ohio
March 28, 2002




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